Exhibit 99

       Genesee & Wyoming Reports Earnings for the First Quarter of 2004;
                      Diluted EPS Increases 66.7% to $0.35


    GREENWICH, Conn., May 3, 2004 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported today that net income in the first quarter of 2004 increased 71.1% to $9.5 million, compared to net income of $5.5 million in the first quarter of 2003. GWI's diluted earnings per share in the first quarter of 2004 increased 66.7% to $0.35 with 27.3 million shares outstanding, compared to diluted earnings per share of $0.21 with 26.6 million shares outstanding in the first quarter of 2003.

    In the first quarter of 2004, GWI's North American revenue increased 23.0% to $72.4 million compared to $58.9 million in the first quarter of 2003. Of this $13.5 million increase in revenue, $7.6 million was same-railroad growth and $5.9 million was from the acquisition of rail lines from Georgia-Pacific Corp. The growth in same-railroad revenue was led by an increase of $3.4 million in the Canada Region due primarily to strong shipments of winter wheat and a strengthening Canadian dollar, an increase of $1.5 million in the New York-Pennsylvania Region due to improving metals and autos shipments, and an increase of $1.2 million in the Rail Link Region due to several new customer contracts, including a contract to operate a terminal in Savannah, Georgia for CSX Corp.

    North American operating income was $11.6 million in the first quarter of 2004, a 44.7% increase over $8.0 million of operating income in the first quarter of 2003. GWI's North American operating ratio was 84.0% in the first quarter of 2004, a 2.4% improvement over an operating ratio of 86.4% in the first quarter of 2003.

    In Australia, ARG's revenue increased 54.3% to US$82.4 million in the first quarter of 2004, compared with US$53.4 million in the first quarter of 2003. This US$29.0 million increase in revenue was composed of $14.5 million in grain, US$4.9 million in other ores and minerals, US$4.0 million in iron ores and US$5.6 million in all other revenues. In Australian dollars, ARG's revenue increased 20.0% in the first quarter of 2004 compared with the first quarter of 2003.

    ARG's operating income in the first quarter of 2004 increased 46.3% to US$17.6 million, compared with operating income of US$12.1 million in the first quarter of 2003. ARG's operating ratio was 78.6% in the first quarter of 2004, compared with 77.4% in the first quarter of 2003. Equity income from ARG in the first quarter of 2004 was US$3.7 million, an 85.8% increase over equity income of US$2.0 in the first quarter of 2003. In comparing the first quarter of 2004 with the first quarter of 2003, the Australian dollar appreciated 28.6%.

    For the three months ended March 31, 2004, GWI's North American operations generated Free Cash Flow of $12.8 million (defined as Cash from Operations of $18.0 million less Cash used in Investing of $5.2 million) compared with $12.2 million of Free Cash Flow (defined as Cash from Operations of $14.0 million less Cash used in Investing of $1.9 million) in the first quarter of 2003.
See the attached schedule for a description and discussion of Free Cash Flow.

    Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "Despite severe winter weather that created difficult operating environments for our Canada, New York-Pennsylvania and Oregon Regions, we achieved excellent first quarter results due to a general improvement in economic conditions. Particularly noteworthy was the improvement in metals and auto shipments in our New York-Pennsylvania Region as well as the successful start-up of the Georgia-Pacific railroads, where traffic has been ahead of our expectations."

    Mr. Fuller continued, "Grain shipments in Australia have been moving smoothly and we expect continued strength in the coming months. With our first quarter Australian earnings increasing 86% and our first quarter North American earnings increasing 49%, we are pleased with the balanced growth in our business and remain optimistic in our 2004 outlook."

    As previously announced, GWI's conference call to discuss financial results for the first quarter will be held today at 11:00AM (Eastern Time). The dial-in number for the teleconference is (888) 428-4479 or the call may be accessed live over the Internet (listen only) directly at http://www.firstcallevents.com/service/ajwz405690973gf12.html or via the Investors tab of Genesee & Wyoming's website (www.gwrr.com). An audio replay of the conference call will be accessible via the Investors tab of Genesee & Wyoming's website (www.gwrr.com) starting this afternoon.

    GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 8,100 miles of owned and leased track and more than 3,000 additional miles under track access arrangements.

    This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.



                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share amounts)
                                 (Unaudited)

                                                      Three Months Ended
                                                            March 31,
                                                      2004              2003

    REVENUES                                       $72,403           $58,862
    OPERATING EXPENSES                              60,843            50,875
    INCOME FROM OPERATIONS                          11,560             7,987

    INTEREST EXPENSE                                (2,435)           (2,342)
    OTHER INCOME, NET                                  192               326

    INCOME BEFORE INCOME TAXES AND EQUITY
     EARNINGS                                        9,317             5,971

    PROVISION FOR INCOME TAXES                       3,633             2,174

    INCOME BEFORE EQUITY EARNINGS                    5,684             3,797

    EQUITY IN NET INCOME OF INTERNATIONAL
     AFFILIATES:
      AUSTRALIAN RAILROAD GROUP                      3,742             2,014
      SOUTH AMERICA                                     40              (277)

    NET INCOME                                       9,466             5,534
    IMPACT OF PREFERRED STOCK OUTSTANDING              301               293

    NET INCOME AVAILABLE TO COMMON
     SHAREHOLDERS                                   $9,165            $5,241

    BASIC EARNINGS PER SHARE:

         NET INCOME AVAILABLE TO COMMON
          SHAREHOLDERS                               $0.40             $0.23

         WEIGHTED AVERAGE NUMBER
            OF SHARES OUTSTANDING                   22,928            22,529

    DILUTED EARNINGS PER SHARE:

         NET INCOME                                  $0.35             $0.21

         WEIGHTED AVERAGE NUMBER
             OF SHARES OUTSTANDING                  27,325            26,594


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                (In thousands)
                                 (Unaudited)

                                                  March 31,      December 31,
    ASSETS                                            2004              2003

    CURRENT ASSETS:
        Cash and cash equivalents                  $12,817           $11,118
        Accounts receivable, net                    51,627            54,656
        Materials and supplies                       5,430             5,204
        Prepaid expenses and other                   6,762             6,204
        Deferred income tax assets, net              3,370             3,010
          Total current assets                      80,006            80,192

    PROPERTY AND EQUIPMENT, net                    315,375           315,345
    INVESTMENT IN UNCONSOLIDATED
     AFFILIATES                                    122,940           117,664
    GOODWILL                                        24,500            24,522
    INTANGIBLE ASSETS, net                          78,958            79,357
    OTHER ASSETS, net                               10,328            10,093
         Total assets                             $632,107          $627,173

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt           $6,503            $6,589
        Accounts payable                            60,475            57,472
        Accrued expenses                            14,873            13,902
         Total current liabilities                  81,851            77,963

    LONG-TERM DEBT, less current portion           139,510           151,433
    DEFERRED INCOME TAX LIABILITIES, net            43,778            41,840
    DEFERRED ITEMS - grants from
     governmental agencies                          42,132            42,667
    DEFERRED GAIN - sale/leaseback                   3,713             3,982
    OTHER LONG-TERM LIABILITIES                     15,477            14,843
    MINORITY INTEREST                                3,391             3,365

    REDEEMABLE CONVERTIBLE PREFERRED
     STOCK                                          24,045            23,994

    TOTAL STOCKHOLDERS' EQUITY                     278,210           267,086
         Total liabilities and
          stockholders' equity                    $632,107          $627,173


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)
                                 (Unaudited)

                                                       Three Months Ended
                                             March 31, 2004    March 31, 2003

    CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                  $9,466            $5,534
         Adjustments to reconcile net income
          to net cash provided by operating
          activities-
           Depreciation and amortization              4,730             3,724
           Deferred income taxes                      1,760             1,236
           Net (gain) loss on sale and impairment
            of assets                                   (93)                1
           Equity earnings of unconsolidated
            international affiliates                 (3,782)           (1,737)
           Minority interest expense                     26                34
           Tax benefit realized upon
            exercise of stock options                   372               276
           Changes in assets and liabilities,
            net of effect of acquisitions -
             Accounts receivable                      2,953             6,994
             Materials and supplies                    (237)             (235)
             Prepaid expenses and other                (575)              195
             Accounts payable and accrued expenses    3,806            (2,294)
             Other assets and liabilities, net         (424)              300
                  Net cash provided by operating
                   activities                        18,002            14,028

    CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of property and equipment,
          net of proceeds from government grants     (5,301)           (1,988)
         Locomotive upgrade project                                       (52)
         Cash received from unconsolidated
          international affiliates                                        132
         Proceeds from disposition of property
          and equipment, including sale/leasebacks      137                33
                  Net cash used in investing
                   activities                        (5,164)           (1,875)

    CASH FLOWS FROM FINANCING ACTIVITIES:
         Principal payments on long-term borrowings,
          including capital leases                  (44,160)          (38,614)
         Proceeds from issuance of long-term debt    32,500            23,500
         Proceeds from employee stock purchases         913             1,146
         Purchase of treasury stock                     (49)             (178)
         Dividend on Redeemable Convertible Preferred
          Stock                                        (250)             (250)
                  Net cash used in financing
                   activities                       (11,046)          (14,396)

    EFFECT OF EXCHANGE RATE CHANGES ON
     CASH AND CASH EQUIVALENTS                          (93)               80

    INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  1,699            (2,163)
    CASH AND CASH EQUIVALENTS, beginning of period   11,118            11,028
    CASH AND CASH EQUIVALENTS, end of period        $12,817            $8,865


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
                 Selected Consolidated Financial Information
                            (dollars in thousands)
                                 (Unaudited)

                                                 Three Months Ended
                                                       March 31,
                                                2004             2003
                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $54,810   75.7%  $44,526   75.6%
         Non-freight                       17,593   24.3%   14,336   24.4%

            Total revenues                $72,403  100.0%  $58,862  100.0%

    Operating Expense Comparison:
    Natural Classification
    Labor and benefits                    $26,396   36.5%  $21,867   37.1%
    Equipment rents                         6,882    9.5%    5,001    8.5%
    Purchased services                      4,281    5.9%    3,538    6.0%
    Depreciation and amortization           4,730    6.5%    3,724    6.3%
    Diesel fuel                             5,645    7.8%    5,171    8.8%
    Casualties and insurance                3,707    5.1%    2,971    5.0%
    Materials                               3,708    5.1%    3,696    6.3%
    Net (gain) loss on sale and
     impairment of assets                     (93)  -0.1%        1    0.0%
    Other expenses                          5,587    7.7%    4,906    8.4%

    Total operating expenses              $60,843   84.0%  $50,875   86.4%

    Functional Classification
    Transportation                        $24,666   34.1%  $20,848   35.4%
    Maintenance of ways and structures      6,887    9.5%    6,138   10.4%
    Maintenance of equipment               11,682   16.1%    8,997   15.3%
    General and administrative             12,971   17.9%   11,167   19.0%
    Net (gain) loss on sale and
     impairment of assets                     (93)  -0.1%        1    0.0%
    Depreciation and amortization           4,730    6.5%    3,724    6.3%

    Total operating expenses              $60,843   84.0%  $50,875   86.4%


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
   North America Railroad Freight Revenue, Carloads and Average Revenue Per
                                   Carload
                        Comparison by Commodity Group
          (dollars in thousands, except average revenue per carload)

                          Three Months Ended         Three Months Ended
                            March 31, 2004              March 31, 2003
                     Freight             Average  Freight             Average
    Commodity Group  Revenues  Carloads  Revenue  Revenues  Carloads  Revenue
                                           Per                          Per
                                         Carload                      Carload

    Coal, Coke & Ores  $10,737   44,042    $244   $9,843     41,979    $234
    Paper                9,520   22,984     414    7,326     17,874     410
    Petroleum Products   6,314    8,310     760    6,488      8,690     747
    Minerals & Stone     5,136   12,665     406    4,909     12,636     388
    Lumber & Forest
     Products            5,838   18,034     324    3,863     12,079     320
    Metals               5,655   17,838     317    4,274     15,217     281
    Farm & Food Products 4,792   11,452     418    2,892      8,271     350
    Chemicals-Plastics   3,872    7,468     518    2,578      5,675     454
    Autos & Auto Parts   1,742    4,197     415    1,529      3,757     407
    Intermodal             552    1,364     405      357      1,296     275
    Other                  652    2,854     228      467      2,456     190

    Totals             $54,810  151,208     362  $44,526    129,930     343


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF INCOME
                         (U.S. dollars in thousands)
                           (Unaudited - U.S. GAAP)

                                                      Three Months Ended
                                            March 31, 2004    March 31, 2003
    REVENUES                                       $82,353           $53,360

    OPERATING EXPENSES                              64,713            41,032
    RESTRUCTURING COSTS                                  -               267
    TOTAL OPERATING EXPENSES                        64,713            41,299
    INCOME FROM OPERATIONS                          17,640            12,061

    INTEREST EXPENSE                                (7,348)           (7,064)
    OTHER INCOME, NET                                  403               759

    INCOME BEFORE TAX                               10,695             5,756

    PROVISION FOR INCOME TAX                         3,212             1,727

    NET INCOME                                      $7,483            $4,029

     Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming
      Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                         CONSOLIDATED BALANCE SHEETS
                         (U.S. dollars in thousands)
                           (Unaudited - U.S. GAAP)

                                            March 31, 2004 December 31, 2003
    ASSETS

    CURRENT ASSETS:
        Cash and cash equivalents                  $34,504           $26,618
        Accounts receivable, net                    48,705            47,764
        Materials and supplies                       9,902            10,033
        Prepaid expenses and other                   1,015             3,069
          Total current assets                      94,126            87,484

    PROPERTY AND EQUIPMENT, net                    492,284           478,808
    DEFERRED INCOME TAX ASSETS, net                 80,405            80,193
    OTHER ASSETS, net                                8,153             5,476
         Total assets                             $674,968          $651,961

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt               $-                $-
        Accounts payable                             2,851             7,199
        Accrued expenses                            41,032            35,111
        Current income tax liabilities                 173                 -
         Total current liabilities                  44,056            42,310

    LONG-TERM DEBT                                 375,193           367,892
    DEFERRED INCOME TAX LIABILITIES, net            15,537            14,271
    OTHER LONG-TERM LIABILITIES                      2,082             2,031
    FAIR VALUE OF INTEREST RATE SWAPS               11,574             9,133
    SUBORDINATED NOTES TO STOCKHOLDERS              11,792            11,562
         Total non-current liabilities             416,178           404,889

    REDEEMABLE PREFERRED STOCK OF
     STOCKHOLDERS                                   16,534            16,212

    TOTAL STOCKHOLDERS' EQUITY                     198,200           188,550
         Total liabilities and
          stockholders' equity                    $674,968          $651,961

     Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming
      Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (U.S. dollars in thousands)
                           (Unaudited - U.S. GAAP)

                                                      Three Months Ended
                                            March 31, 2004    March 31, 2003
    CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                 $7,483            $4,029
         Adjustments to reconcile net income
          to net cash provided by operating
          activities-
           Depreciation and amortization             6,714             5,157
           Deferred income taxes                     2,361               715
           Net loss (gain) on sale and impairment
            of assets                                  484              (425)
           Changes in assets and liabilities         1,479             2,950
                  Net cash provided by operating
                   activities                       18,521            12,426

    CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of property and equipment        (11,665)           (3,578)
         Proceeds from disposition of property
          and equipment                                484             1,050
         Transfer to restricted funds on deposit         -              (531)
                  Net cash used in investing
                   activities                      (11,181)           (3,059)

    CASH FLOWS FROM FINANCING ACTIVITIES:
         Payments on borrowings                          -                 -
         Proceeds from borrowings                        -                 -
                  Net cash provided by financing
                   activities                            -                 -

    EFFECT OF EXCHANGE RATE DIFFERENCES
     ON CASH AND CASH EQUIVALENTS                      546               576

    INCREASE IN CASH AND CASH EQUIVALENTS            7,886             9,943
    CASH AND CASH EQUIVALENTS, beginning of period  26,618             5,882
    CASH AND CASH EQUIVALENTS, end of period       $34,504           $15,825

     Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming
      Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                 Selected Consolidated Financial Information
                         (U.S. dollars in thousands)
                           (Unaudited - U.S. GAAP)

                                                 Three Months Ended
                                                       March 31,
                                                2004             2003
                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $70,940   86.1%  $43,356   81.3%
         Non-freight                       11,413   13.9%   10,004   18.7%

            Total railroad revenues       $82,353  100.0%  $53,360  100.0%

    Operating Expenses:
    Natural Classification
    Labor and benefits                    $14,256   17.3%   $9,634   18.1%
    Equipment rents                           710    0.9%      354    0.7%
    Purchased services                     19,062   23.2%   12,660   23.7%
    Depreciation and amortization           6,714    8.1%    5,157    9.7%
    Diesel fuel                             9,653   11.7%    4,940    9.3%
    Casualties and insurance                3,459    4.2%    1,850    3.5%
    Materials                               3,303    4.0%    2,844    5.3%
    Net loss (gain) on sale and
     impairment of assets                     484    0.6%     (425)  -0.8%
    Other expenses                          7,072    8.6%    4,285    7.9%

    Total operating expenses              $64,713   78.6%  $41,299   77.4%

    Functional Classification
    Transportation                        $29,638   36.0%  $16,005   30.0%
    Maintenance of ways and structures      9,707   11.8%    7,061   13.2%
    Maintenance of equipment                7,957    9.7%    6,369   11.9%
    General and administrative             10,213   12.4%    7,132   13.4%
    Net loss (gain) on sale and
     impairment of assets                     484    0.6%     (425)  -0.8%
    Depreciation and amortization           6,714    8.1%    5,157    9.7%

    Total operating expenses              $64,713   78.6%  $41,299   77.4%

     Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming
      Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
    Australian Railroad Freight Revenue, Carloads and Average Revenue Per
                                   Carload
                        Comparison by Commodity Group
                         (U.S. dollars in thousands)
                                 (Unaudited)

                          Three Months Ended         Three Months Ended
                            March 31, 2004              March 31, 2003
                     Freight             Average  Freight             Average
    Commodity Group  Revenues  Carloads  Revenue  Revenues  Carloads  Revenue
                                           Per                          Per
                                         Carload                      Carload

    Grain              $26,261   66,563    $395   $11,749     27,812    $422
    Other Ores and
     Minerals           15,078   28,158     535    10,189     24,795     411
    Iron Ore            11,462   50,479     227     7,486     43,007     174
    Alumina              5,019   39,416     127     3,771     37,436     101
    Bauxite              3,212   30,217     106     2,754     31,899      86
    Hook and Pull
     (Haulage)             464    2,776     167       797      1,301     613
    Gypsum               1,008   12,793      79       655     10,629      62
    Other                8,436   17,193     491     5,955     16,014     372

    Total              $70,940  247,595     287   $43,356    192,893     225

     Australian Railroad Group Pty. Ltd. is 50% owned by Genesee & Wyoming
      Inc.

                  Free Cash Flow Description and Discussion


    Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities less Net Cash Used in Investing Activities, excluding the Cost of Acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures with new debt, and meet other cash flow obligations from financing activities, such as required dividend payments and principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with Generally Accepted Accounting Principles.


    The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities to GWI's Free Cash Flow:


                                                        Three Months Ended
                                                      2004              2003

    Net cash provided by operating activities      $18,002           $14,028
    Net cash used in investing activities           (5,164)           (1,875)
    Cash used for acquisitions                          --                --
    Free cash flow                                 $12,838           $12,153



SOURCE  Genesee & Wyoming Inc.
    -0-                             05/03/2004
    /CONTACT: John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc., +1-203-629-3722 /
    /Web site:  http://www.gwrr.com /
    (GWR)

CO:  Genesee & Wyoming Inc.
ST:  Connecticut
IN:  TRN
SU:  ERN CCA